EXHIBIT 99.2

                                    HSA LOGO

           HIGH SPEED ACCESS CEO DANIEL J. O'BRIEN PROVIDES ADDITIONAL
                 COMMENTS CONCERNING RECENT COMPANY DEVELOPMENTS


         LITTLETON, Colo., October 1, 2001-- High Speed Access Corp. (Nasdaq:
HSAC), President & CEO Daniel J. O'Brien provides the following comments concerning recent company developments:
         " High Speed Access Corp. today announced the signing of a definitive agreement by which Charter has agreed to purchase substantially all of the assets used by HSA to serve Charter's high-speed data customers. The purchase price for these assets is $81.1 million in cash, subject to certain closing adjustments and indemnity reserves, and the assumption of certain liabilities related to the purchased assets. In addition, all 75,000 shares of our Series D Senior Convertible Preferred Stock currently held by Charter and its affiliate, Vulcan Ventures Incorporated, will be canceled. All warrants currently held by Charter to purchase shares of our common stock will also be canceled. Lehman Brothers, a leading investment banking firm, and the law firm of Weil, Gotshal & Manges LLP have been advising the board.
         "The board of directors participated in the negotiations and carefully reviewed the terms of this agreement with Charter. Based upon the advice of our advisors, our assessment of our market value and current market conditions, the board has determined that the transaction is fair to and in the best interests of the company.
         "We continue to reduce our operating costs. We have completed our exit from one-way cable TV markets, and are completing our exit from all two-way cable system agreements except for those with Charter. We have scaled back the operations of Digital Chainsaw, and are actively pursuing its sale. We have also ceased our entry into the DSL market.

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         "At the present time, with the exception of the continuing Charter operations, the wind-down of our non-Charter turnkey and web hosting businesses, the only assets we are operating are those directly related to the provision of international cable-based Internet services to Kabel Nordrhein-Westfalen GmbH. & Co. KG, in Germany. In February of this year, we signed the three-year master services agreement with Kabel NRW, which is managed by Callahan Associates International. We are paid on a fee-for-service basis and believe that this business will be profitable in the current year.
         "Additionally, we have reduced our workforce to include only those employees that Charter has agreed to hire on the closing date, those necessary to operate any assets to be operated as a going concern after the closing, and those necessary to effect the orderly wind-down of our remaining assets.
         "We have not yet made a final determination as to the net effect of this transaction on our ongoing operations and obligations. Our cash requirements will vary based upon certain factors, including the liabilities we incur before and after the closing, the length of time to the closing and our ability to manage the orderly wind-down of our remaining assets."
         About High Speed Access Corp.: High Speed Access Corp. (Nasdaq: HSAC), a Wired World Company (TM), is a provider of broadband Internet access and related communications services to residential and commercial customers nationwide, primarily through cable modem technology. HSA's core service offering currently consists of cable modem-based Internet access, which HSA offers at several speeds and prices to residential end users through partnerships with cable multiple system operators.

Cautionary Note Regarding Forward-Looking Statements about HSA: This press release contains statements about future events and expectations that are "forward-looking statements." Any statement in this press release that is not a statement of historical fact is a forward-looking statement that involves known and unknown risks, uncertainties and other factors which may cause the company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: the company's uncertain ability to control expenses, particularly in light of the current economic environment and the company's limited capital; the company's history of losses and anticipation of future losses, the potential fluctuations in the company's operating results; disruptions to operations and accounting charges that could occur if the company decided to pursue an acquisition or liquidation; rapid technological change and evolving industry standards in the markets for the company's services; the magnitude of any adjustments or reductions to the proceeds received by the company in connection with the sale of certain of its assets to Charter; the satisfaction of the conditions to, and the timing of, the consummation of the sale of certain of its assets to Charter; whether the company consummates the sale of claim of certain of its assets to Charter; whether the company consummates an extraordinary transaction; and those risks and uncertainties discussed in filings made by the company with the Securities and Exchange Commission. The forward-looking statements in this press release are as of the date hereof and the company assumes no obligation to update these forward-looking statements.


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Contact:
Katina Vlahadamis Arnold, Dir. of Media Relations             Ron Dart, Dir. of Investor Relations
720-922-2823                                                  720-922-2844
kvlahadamis@hsacorp.net                                       rdart@hsacorp.net
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